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                                                                    Exhibit 99.1

                                       NPC
                                       Consultants in Transaction Technology


                          FOR MORE INFORMATION CONTACT:

                                 DANIEL SHINGLER
                                 MEDIA RELATIONS
                                  216-575-2441

For Immediate Release


                       NATIONAL PROCESSING CLOSES SALE OF
                       ----------------------------------

             FREIGHT SERVICES AND CORPORATE PAYABLES BUSINESS LINES
             ------------------------------------------------------



         LOUISVILLE, Ky., May 3, 1999 -- National Processing Inc. has closed on the previously announced sale of its Freight Services and Corporate Payables business lines, the company announced today.

         Reflecting final negotiations prior to closing, the transaction is valued at approximately $25 million. A loss on the sale of the Freight and Payables businesses was included in the charge taken by National Processing in the first quarter.

         As previously announced, National Processing has also reached a definitive agreement to sell its Merchant Check Services Business and continues to explore the possibility of selling or liquidating its Remittance Processing business.

         National Processing, Inc. (NYSE: NAP) is a leading provider of transaction processing services and customized processing solutions. Approximately 89 percent of the company is owned by National City Corporation (NYSE: NCC).





             One Oxmoor Place
             101 Bullitt Lane, Suite 450        Telephone 502 326.7000
             Louisville, Ky 40222               Facsimile 502 326.7100